Form C

Cover Page

Name of issuer:

Do., LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: MN

Date of organization: 2/12/2012

Physical address of issuer:

444 W. Willis St.
#103
Detroit MI 48201

Website of issuer:

http://www.bogobrush.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE) with a $4m valuation cap

Target number of securities to be offered:

50,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

10/10/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$43,882.04	$48,920.10
Cash & Cash Equivalents:	$3,007.97	$30,688.28
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$36,260.13	$28,237.35
Long-term Debt:	$94,434.51	$78,342.73
Revenues/Sales:	$13,903.53	$50,565.61
Cost of Goods Sold:	$12,846.79	$22,945.04
Taxes Paid:	$0.00	$0.00
Net Income:	($29,152.62)	$20,089.15

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Do., LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
John McDougall	Assistant Manager	BogoBrush	2012
Heather McDougall	Chief Manager	BogoBrush	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
John McDougall	Assistant Manager	2012
John McDougall	Treasurer	2012
Heather McDougall	Chief Manager	2012
Heather McDougall	Secretary	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Heather McDougall	185,356 Class A Units	49.4
John McDougall	185,356 Class A units	49.4

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Was denied design patent protection in the United States. In October 2013, a design patent filed, and after several amendment, it was denied in 2015 because it the design was "too obvious." This means anyone can produce a toothbrush with our shape, but not with our name, logo, or brand. Patent protection was approved in Canada and the European Union.
>
> Currently the company only produces brushes in one production facility. If anything were to happen with that facility, Bogobrush would have to move the tool and production processes which would be costly in money and time. It could create delays in product delivery expectations.
>
> Single supply of materials makes the business less flexible to material shortages or changes in supply chain.

Personal injury claims are a possibility that the company must be insured for when selling toothbrushes. Bogobrush is not concerned with its quality and has the necessary insurance, but is still aware of this risk and the cost to a personal injury claim.

The terms “biodegradable” and “compostable” are somewhat debated legal terms and the standards for marketing terms are still taking shape. Bogobrush is within the current legal framework, and into any foreseeable future, but it’s a slight risk that terms could change and change our approach to marketing.

Bogobrush does not consistently meet all expenses with revenue; owners have contributed/invested in the business to help meet certain monthly expenses.

Bogobrush had a failed product line in its first two years of business and has those legacy expenses to overcome with it’s new and current line.

Bogobrush does not have significant data on its customers to date. Until it generates better data, the company may not be marketing to the right audience.

Give partner may decline arrangement at any time for whatever reason - potentials reputation risk for Bogobrush or lack of outlet to give give brushes.

Give Partners are vetted to the best of our degree however we have no say over their operations and actions. If the give partner does something illegal or in a bad light it could have a halo effect to Bogobrush simply by Bogobrush giving brushes through them

Bogobrush does not fully own the production tool. Bogobrush has a contract agreement for legal rights to the tool, and ownership will transfer officially once the tool depreciates from grantor’s books.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer’s business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Pushing Bogobrush into the Marketplace:
- Hire a public relations agency for a year to refine messaging, gather customer research and increase brand name and market reputation

- 500 retail sales and press kits (including postage) comprised of $25 per kit + $7 shipping.

- Grow the online presence of Bogobrush via investments into Adwords, social media ads (i.e. Facebook, Instagram, amongst others) and the related data mining or analytics on the public responsiveness to these initiatives.

- Facilitate 2 give events with local dental providers. This multifold initiative spreads awareness of both the give partners' mission and efforts in the community as well as Bogobrush's. Furthermore, it enhances to experience of the distribution of the give brushes to the recipients.

- Finalize the website build of subscription functionality. By completing this, Bogobrush would have a source
of reoccurring revenue and customers would have a hassle free way of refreshing their toothbrush as frequently as dentist recommend (every 3 months).

If we raise: **$100,000**

Use of Proceeds: Put a down payment on a larger tool. The target led tool would increase production capacity by 4 times while also increasing contribution margins; for online sales roughly a 20% increase, for retail sales near doubling increase.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes how process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated as either:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors, or
- (ii) if the valuation for the company is more than **$4 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$4 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Units**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Units**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$4 million**) divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Class A Units	375512.0	375512.0	Yes	No
Class B Units	55588.0	55588.0	No	No
Common Stock			Choose	No
Debt Securities			Choose	No
Other			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than **$4 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$4 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Debt A
Loan, Michigan Woman Foundation: $17,705.04 remaining, due September 2017. Note payable, Foundation in monthly installments of $1239.05, including interest at 8%. The note is secured by two members of the Company. The note matures September 1, 2017.

Debt B
Line of Credit, Unison Bank: $14,000 advanced as of 2015. $40,000 advanced to-date 2016. The Company has a $50,150 revolving line of credit with a bank. The line of credit bears interest at 2.87% over the LIBOR index rate (currently 3.38%) and matures November 17, 2016. The line of credit is secured by all business property and assets of the Company and is guaranteed by the owners and a related party. The line of credit is subject to certain restrictive loan covenants. The balance outstanding on the line of credit was $14,150 and $14,150 as of December 31, 2015 and 2014, respectively.

Debt C
Contributions by John and Heather McDougall, received by the Company as a loan totaling $71,141.68 at end of 2015. There are not immediate payback terms.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Contributions by John and Heather McDougall, received by the Company as a loan totaling $71,141.68 at end of 2015. There are not immediate payback terms.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [x] Yes
- [ ] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Financial Narrative
The 2014 and 2015 financials tell a story about the legacy of a successful pre-order campaign, realized failed production, and journey to develop and launch a brand new product line. The journey includes legacy orders to fulfill, legacy expenses to overcome, the support of business partners, and the positive reception of a re-launch.

2014
At the beginning of 2014, the Company had 2,000 pre-order to fulfill as a result of a Pre-Order Campaign the Company created and ran through 2013 in effort to raise money for production. The 2013 campaign was successful and the Company placed the order for their product with a supplier in China. Until that point, pilot runs were producing 90% or better success with production quality. When production ramped to full scale, the quality rates plummeted to 50%. Production was complete in February 2014 and the Company was able to fulfill two-thirds of all pre-orders from 2013. The fulfillment of those orders was recognized in the 2014 tax year as deferred revenue.

At this point (Feb. 2014), the Company had $40,000 of contributions made from founders, John and Heather. Those contributions were from the development of the initial pre-order marketing launch and product development. And, the company still needed to fulfill 800 remaining pre-orders.

In March 2014, the Company decided to change directions with production and proceeded to develop relationships with material suppliers and manufacturers in the USA. Michigan Women's Foundation awarded the Company a $30,000 to help build a new website and marketing launch and to purchase the first 3,000 units of product. The Company opened a $50,000 line of credit with Unison Bank, and took an advance of $14,000 to help pay for legacy expenses that would have been paid if the product wouldn't have failed and could have generated revenue. The Company's material supplier included the Company in a grant from the State of ND to pay for tooling and materials for the new product line. That granted benefit to the Company was equal to $25,000. To cover additional expenses, member Contributions from John and Heather were received and again attributed as debt to the Company.

2015
At the start of 2015, the Company was spending money to build the marketing of the new collection. That work included professional product photography, website design and development, and video editing. Money was also spent ordering the new product line: materials, production time, and packaging. In June of 2015, the new product line was complete and the Company fulfilled the remaining 800 legacy orders from their pre-order campaign. In 2015, this was recognized as the remaining deferred revenue.

The Company's website and new product line went live in August of 2015. The launch was successful due to pent up demand from legacy PR from the pre-order campaign. In October, the Company launched a new PR campaign and saw its success through the 2015 holiday season and even attracted more than a dozen boutique retailers to purchase the product. 2015 ended with positive momentum, but with the legacy expenses the Company had virtually no money for marketing and generating sales.

Use of Funds for Viability
Funds raised through Wefunder will provide the Company with money to research and target customers to bring them to the website. The Company reasonably believes this targeted approach will allow the Company to quite immediately increase conversion rates from 1-2% to 2.5-3.5% and easily reach sales numbers similar to those in August and September of 2015 (roughly $3,000 website alone) and beyond. The company will implement a subscription model which will increase the re-order rate and therefore the recurring revenue stream. The Company will pay for targeted PR campaigns. The PR will increase website traffic further and will also help with attracting more large retail. The market research will allow the Company to have direct and numbers-based conversations with the large retailers. The Company will overcome its current debt with a modest 12,000-15,000 units sold. The marketing will allow those numbers to be realized.

Additional funds raised will be used to purchase a larger tool that would increase the contribution margin by more than 20% for website sales and will double for retail sales. This cost savings will also allow the Company to sell to distributors. Currently, the Company has unmet demand interest for at least 40,000 units to distributors in Europe and South America.
Funds raised on Wefunder will be used immediately and the initial results will be obvious within a matter of months. The funds raised will allow the business to be viable, to overcome debt, and to build on a business model for success.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Heather McDougall, certify that:

(1) the financial statements of Do., LLC included in this Form are true and complete in all material respects; and

(2) the tax return information of Do., LLC included in this Form reflects accurately the information reported on the tax return for Do., LLC filed for the fiscal year ended 2015.

Heather McDougall
Chief Manager

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.bogobrush.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements & Tax Returns

Financials 1

Appendix D: Director & Officer Work History

Heather McDougall
John McDougall

by Wefunder Portal LLC

INVEST IN BOGOBRUSH

Dollar Shave Club for toothbrushes; Subscription bio-degradable brushes


bogobrush

CLOSING IN 8 DAYS
Invest until 11pm EDT on Oct 10

73
investors

$55,399
raised of $50K-$100K goal

Future Equity (SAFE)

$4M valuation cap

A SAFE gives you the right to future shares in Bogobrush. If you invest, you're betting the company will be worth more than $4M in the future.

INVEST $25,000+ FOR VOTING & PRO-RATA RIGHTS

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE UPDATES (3) ASK QUESTION

> *We're rethinking the toothbrush with buy one + give one, eco-designed toothbrushes made entirely in the USA. The plastics in almost all toothbrushes are non-recyclable, meaning over 450 million toothbrushes a year in the U.S. alone end up in landfills. Our products are either bio-degradable or made from nearly 100% recycled plastic. When you're done, throw them in your compost or recycle bin—and nature will do its thing.*

Heather McDougall
CEO, BOGOBRUSH

KEY FACTS

- First recyclable & bio-degradable toothbrushes on the market.
- 450 million toothbrushes a year get tossed in landfills from the U.S.
- 80 million Americans don't have access to proper dental care; we donate brushes to low-cost or free dental clinics with every purchase.
- Currently in 25 boutiques around the country.
- Plans for toothbrush subscription model. Dollar Shave Club for clean teeth :)

OUR AMBITION

INVESTOR PERKS

$250+ Hand signed "Little toothbrush that could" illustration print by Detroit Artist, Hannah Kang

$500+ Set of 4 Bogobrushes + 4 stands. One of each color. Use them yourself or give them to family and friends to spread the word!

$1,000+ Set of 10 Bogobrushes + 10 stands. You pick the colors. Use them yourself, or give them to family and friends to spread the word!

$10,000+ Lifetime of personal supply of Bogobrush. A new brush every 3 months. For Life! What else can guarantee smiles for life?

$25,000+ Tour of our Handle molding facility in Wahpeton, ND. Meet John and

We're bringing much-needed innovation back to the stagnant toothbrush market—no more useless grips and gimmicks. We're proving you can create an environmentally and socially conscious product that looks good, feels good, and does good. With every brush we sell, we give one to someone in need and take a toothbrush out of landfills.

bogobrush.com

PRODUCT DESIGN ENVIRONMENTAL COMMUNITY DESIGN USA

Heather and the team that brings each Bogobrush to life. Get to know the people creating a thriving startup scene in Fargo, ND. Or, a personal tour of Detroit! Spend the day with John and Heather, meet our creative team and fellow Detroit entrepreneurs. We'll show you examples of our city's culture, food and startup scene, and we promise you'll leave smiling about the Motor City.

WHY I LIKE BOGOBRUSH

Bogobrush lives and breathes sustainability...from the materials in their brushes, to the ethos of the brand. When Bogobrush shared their message of buy one give during our first meeting we were instantly drawn in and then to hear their deep commitment to utilizing sustainable materials we were sold and wanted to be a part of helping to move their business forward.

Knowing there are nearly 3.2 billion toothbrushes sold annually there is a definite need to address how these types of products are disposed of and Bogobrush has identified a strategy while still remaining socially minded and giving back to those in need.



Corey Kratcha

PARTNER AND MATERIALS SUPPLIER FOR BOGOBRUSH. CEO C2RENEW, INC

THE BUZZ ABOUT BOGOBRUSH

I got my brush this week and I love it! Great softness to prevent gum recession...a must in my book! I'm making the switch from electric because it's worth it.“

Erica J.

Dental Hygienist, Instagram Celebrity, Bogobrush Customer

Look and feel good with the Bogobrush. Beautifully designed and ecologically sound, the company will send the same high-quality brush to someone in need when purchased through their website. With nearly 80 million lacking access to inadequate dental care in the USA, we think the company's initiative is definitely worth checking out and supporting.

Dwell Magazine

dwell

Bogobrush: A Green and Socially Minded Toothbrush

May 14, 2016

Look and feel good with the Bogobrush. Beautifully designed and ecologically sound, the company will send the same high-quality brush to someone in need when purchased through their website. To date, they have reached 76% of their pre-order

inhabitat
design will save the world

Bogobrush is an environmentally-friendly toothbrush that benefits those in need

May 14, 2016

Detroit startup Bogobrush has launched with a new collection of Buy One + Give One, eco-designed toothbrushes made entirely in the USA. Created by co-founders, siblings, and children of a dentist, Bogobrush was born out of John and Heather

uncrate

Bogobrush

May 14, 2016

The buy one, give one movement is going strong with companies like Toms and Warby Parker - now Bogobrush ($40) has entered the mix. They offer a fairly-straightforward concept: a subscription service delivering a simply-made,

michipreneur

Brother and Sister Duo Reinvent the Toothbrush

November 24, 2015

Brother and Sister Duo Reinvent the Toothbrush The toothbrush and dental hygiene aisle at your local grocer is endless. Hundreds of brands, hundreds of choices. But what if you could find a toothbrush that not only kept up with your dental hygienic

psfk

A Biodegradable Toothbrush is Cleansing Teeth and the Production Line

October 9, 2015

John and Heather McDougall are aiming to improve the world and our concept of manufacturing, one Bogobrush at a time As the children of a dentist, John and Heather McDougall have always known the importance of a good toothbrush.

YD
YANKO DESIGN

Loco for Bogo!

October 9, 2015

Anyone remember Bogobrush from three years ago? The company changed the dental hygiene game with a toothbrush that was completely biodegradable. They're now back with a more refined design and a social mission. For each toothbrush

Can An Eco-Friendly Detroit Toothbrush Help Save The World?

November 20, 2012

A toothbrush might be one of the least examined household products people purchase on a regular basis, but a new company launched in Detroit is asking you to take a second look at what you're using to clean your teeth, and what happens after

Save Your Toothbrush from the Landfill

We've created the Bogobrush collection to fight harmful plastics from filling landfills. Our plant-based bioplastic is mixed with leftover plant material from American farms to create this beautifully biodegradable toothbrush handle. But if recycling is more your style, our colorful Bogobrushes are made from recycled plastic.



The Subscription Economy: $100 Billion by 2020

Last month, Unilever acquired The Dollar Shave Club (the first subscription for men's razors) for $1 billion. The Subscription Economy is estimated to be worth $100 billion by 2020. Already, 20% of Fortune 100 companies have adopted the subscription model as part of their business.

DOLLAR SHAVE CLUB SHAVE TIME. SHAVE MONEY. HARRY'S THE HONEST CO. JUSTFAB™

BIRCHBOX TRUNK CLUB® MEN'S OUTFITTERS GrubMarket Cratejoy

Imagine: A Subscription for What You Use Twice a Day, Everyday







$4B
Toothbrushes Sold Worldwide

11B
Total Toothbrush Market Size

3 months
Dentist Recommended Brush Life

And We're Growing Fast

"We would definitely be interested in distributing Bogobrush products in Chile. We could be interested in 1,000 - 2,000 units to start, and see how well the products fit our market. We believe we can achieve a recurrent volume of sales after a few months through an online sales webpage and through local distributors such as pharmacy stores."
- Fancy Fruit Distribution, Chile

$60%
Re-Orders per Partners

25
Boutiques Across the U.S.

65%
Margins on Brushes



100% Made in the USA

We launched our first product - a bamboo brush - in 2012, manufactured it in China. But as production grew, quality worsened, and we threw away thousands of bad brushes. We started over and happily brought the brush back home. We make our handles in North Dakota, bristles in Wisconsin, and ship from Minnesota.

Buy One + Give One

80 million Americans don't have access to the dental care they need. That's why we partner with low or no cost clinics in Detroit, Fargo, and Minneapolis: with every brush sold, we give one to someone in need.



Help Us Expand Our Business

This investment money will go towards marketing and purchasing new tooling equipment that would jump our margins up from 65% to 80%. This would also ramp up our production, setting the grounds for our **upcoming subscription business model** (imagine getting a brush in the mail every three months) and bigger retail partnerships.



Subscription Model

We'll finalize the website structure for subscription functionality. This will provide a source of reccurring revenue.



Sales & Marketing

We'll hire a PR agency to refine messaging, gather customer research and increase market reputation.



Optimizing Production

We'll put a down payment on a larger tool which would increase production by 4x and increase margins up to 20%.


bogobrush
GIVE|TOUR
FARGO

COMMUNITY & COMPASSION

From the very conception of this company, community was first and foremost—that's why we decided to crowdfund. We started Bogobrush because we wanted to prove you could run a sustainable business that does good by the environment and by your neighbors. We're inviting you to invest and ride along with us as we clean up our landfills and make brighter smiles.

We've been on quite a journey to create the little toothbrush that could, and we'd love for you to join on us for the next phase of adventure. We've had ups and downs, but at no point did we ever stop believing in the business and purpose. It started for us with a simple idea: that the world deserves a toothbrush worth caring about. That idea is now a reality, and new people are falling in love with their bogobrush everyday.

Now, after years of research, design, testing and refinement, we need your help to bring Bogobrush to the masses. An investment now in Bogobrush will go a long way in helping us market, promote, and distribute our products with the efficiency of scale. Our business is primed for growth, and with your help we can bring Bogobrushes to as many hands as possible.

Peace!



John & Heather

MEET THE FOUNDERS



Heather McDougall

CEO

An honors law school grad, a yoga teacher, and a social entrepreneur. She's worked on venture finance and non-profit lobbying, and loves singing, dancing, art, and the great outdoors.



John McDougall

Chief Creative Officer

An award-winning industrial designer with a passion for sustainability. He has done work for General Motors, Peugeot, Fisker Automotive, Dean Kamen, Coca-Cola, and others.

RAISED OVERALL $55,399 FROM 27 INVESTORS



Kifle Bantayehu



Ben Shaw

artist



Derek Gillette

Brand and Content Strategist with startup experience. Looking to support companies whose innovation helps families.



John Deniston

Ideas Guy. Stanford MBA. Military Veteran.



Dan O'Leary



Karen Nordenstrom

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What are you guys building?

John: We believe the world deserves a toothbrush worth caring about. That starts with knowing where it came from, and how it was made. It grows from an attention to aesthetics that will make you smile, and deepens with the beauty of giving back to someone in need. We believe that what is good for the planet, is good for us. A toothbrush with these values didn't exist, so we created Bogobrush.

What makes Bogobrush more than just a toothbrush?

John: It began with beautiful design, but the company is more than just skin deep. For every toothbrush we sell we give one to a person in need at low or no cost health clinics.

Being sustainable is the other main pillar of our company. Everything we make is recyclable or compostable. We have a colorful recycled collection which uses plastics that otherwise would be going to landfill and gives them another chance at life. Our bio-composite brush takes plant material from American farms to create a rich, beautiful bio plastic that you can just throw in your garden when it's time to say goodbye. You never have to worry about it being in a landfill.

Why start with a toothbrush?

Heather: It goes all the way back to when we were kids. John and I are siblings and we grew up in a small town in North Dakota. Our Dad's a dentist. When John was studying design and I was in law school we both became passionate about sustainability. We wanted to use our talents to fuel a more sustainable world.

During the brainstorming process, we talked about a lot of products but we kept coming back to a toothbrush. And we thought, what's better than something you use every morning and every night? And it's really a space that has been lacking innovation. There aren't a lot of people who actually care about their toothbrush.

What happens when you throw away a regular toothbrush? ^

John: Every year in the U.S. alone, more than 450 million toothbrushes end up filling our landfills and polluting our waterways. Today's toothbrushes simply weren't designed with the environment in mind, with rubber grips and mechanical gimmicks that make them impossible to recycle.

Take the case of a high-end electric brush, with multiple types of plastic, along with metal wiring, toxic batteries, and adhesives. Even doing the well meant act of dropping the brush in the electronics recycling bin can lead to the products being shipped to SE Asia or Africa where poor families scour landfills to strip wiring, melt circuit boards, and attempt to salvage materials that are hazardous to their health. We think the world deserves better, so whether you recycle or compost, we have a brush perfect for you, the planet, and the people on it.

Tell us more about the lack of innovation in toothbrushes. ^

John: The first trend we saw was a shift to manual toothbrushes with extraneous grips and gimmicks. You have these $5 to $10 manual toothbrushes with crazy bristle shapes and handle grips—they're really designed more like power tools in they way they want you to grip them. You can only hold them in one hand position and that actually makes it harder to maneuver.

The second trend we saw is a lot of people are moving to electric toothbrushes. When we looked into it, we found the only thing that showed evidence of better efficacy by a electric toothbrush was people felt compelled to brush their teeth more often, for longer durations. After all, you're dropping $200 or more for that product—you feel obligated to use it. In dental case studies, the difference in how these brushes clean your teeth per minute is really marginal.

We wanted to tackle that attitude of actually caring about your toothbrush from a different angle, with a social and environmental connection to the product.

What was the thought process behind the Bogobrush design? ^

John: The way that you need to use the toothbrush is more like an artist's paintbrush or professional dental tool, it's the cylinder that you want to be able to manipulate in your hand. We reduced the toothbrush to the absolute minimal, which led to the beautiful form and function of our brushes you get today.

Heather: Most people store their toothbrushes in dirty cups which collect water and are one of the most unsanitary areas in the bathroom! We created matching stands for every toothbrush which keep the brush upright and dry, as dentist's recommend, while also making it an absolute pleasure to use. It becomes a statement piece in the home, from something you hide away to something you want to show off on your bathroom counter.

You re-launched last Fall. What happened before?

Heather: In 2012 and 2013, we built our first prototype: the bamboo brush. We had a great reception with thousands of orders. But when we switched from making a few hundred at a time to making ten thousand at our manufacturer facility in China, we lost the precision and the quality we needed. As a result, 50% of our orders were thrown away.

We turned our heads back to the U.S. and found a bio-composite company in North Dakota. They produce a bio-composite material from the plant waste you find at farms. We used that to make our awesome toothbrush. Now, we supply all of our materials and manufacture everything right here in the U.S. It creates jobs and the local economy and we can connect with the very people who are making our vision a realty.

Our re-launch last fall proved there's still a demand for our product. Customers have come back and reordered their brushes.

Who are your customers?

Heather: We call our customers eco-chic. These people care about really good design but also care about giving back—whether it's socially or environmentally. The Bogobrush brand really fits with their personal identity. We have a lot of customers across the age spectrum with a concentration of 25 to 34 year olds.

How are people finding out about Bogobrush?

John: Most of our customers are finding us through blogs and magazines. We've been featured often in traditional media and design blogs. These niche outlets that target smaller groups of people at a time—local papers like the Detroit Free Press or blogs like Design Milk—drive a lot of traffic to us. And now that we're in a dozen or more retail boutiques across the country, people are finding us through their neighborhood.

As we grow, we're really excited to get into larger retail spaces because the more toothbrushes we sell, the more people we can help, and the more toothbrushes we can prevent from landing in landfills.

Why buy one, give on? How does it contribute to your brand?

John: The philanthropic side of buy one, give one is what motivates us: there's 80 million people in the country that don't have access to adequate dental care and fortunately there are some amazing clinics out there that are providing care for no or almost zero cost. We're stoked to be working with those people that are doing the great work. When someone buys a bogobrush, they're going to pick it up every single morning and every single night and feel that connection to someone in their community.

For the person who goes to the clinic and receives this, we want them to feel like it's not just some cheap giveaway. It's a beautiful object they can feel proud to have and be excited to brush their teeth with. And hopefully, someday they'll be able to buy Bogobrushes on their own and continue the cycle.

Why is now a great time for Bogobrush to hit the market?

John: Like never before, customers demand products with meaning and purpose. People know that the purchases they make reflect the values they want to see in the world.

I think you can draw a connection to Method, who makes household cleaning products. They were the first products on the market that had an eye for aesthetics and an environmental awareness. They've since expanded and become really a big a household brand with a lot of recognition and trust. If you want a beautifully designed household cleaning product you get a Method product.

We want Bogobrush to be the same way. Because To us, the ethics of a product are just as important as the aesthetics, and everything we create has a mission to bring smiles to people's homes, their communities, and our planet.

How many orders are you doing?

Heather: We have similar sales cycles to other consumer goods. Right now we're in the slow months and we're getting about 50 orders a month. During the holidays— November, December—we were doing quadruple that. That's just through our website. For retail, we sold about 200 units to three different retailers last month.

Have you received previous funding?

John: To a large extent it's been Heather and I contributing and trying to get this thing off the ground. We've received a grant through the state of North Dakota, which helped us set up our tooling facility in North Dakota. We also received a loan from the Michigan Women's Foundation which invests in women-owned businesses and that helped us purchase inventory, website development and video production. Otherwise, it's been Heather and I and the money that we've generated through sales which is reinvested in the company.

How much are you looking to raise and what is it for?

Heather: We're raising $50,000 to use for marketing, including press (which has been really successful for us), PR, and creating new partnerships with retailers. If we raise anything above $50,000 that will go to purchasing new tooling equipment which would allow us to scale our production by four times and reduce our margins significantly. We're actually talking to a couple larger retailers right now but in order to handle that order, we'd have to invest in these machines.

Who are your biggest competitors?

John: Bogobrush is definitely taking some market share from the high end toothbrush market—these are the people who care about quality products and are usually buying electric toothbrushes.

But for direct market competitors there's a company called Preserve that makes toothbrushes from recycled plastics. They're similar on the environmental side of things but aesthetically, they're not much of a competitor. They don't represent themselves as a beautiful object and they don't have a social component. But they're the toothbrush that's most presented in a lot of places like Whole Foods.

Since we launched our original bamboo brush, a few other companies have come along selling bamboo products, but they have the same quality issues that we decided to elevate ourselves above by changing materials and improving our supply chain here in the USA.

How did you determine your price point of $9.50?

Heather: Right now, the price is a good reflection of how much it costs to make a toothbrush. Because we're still small, our machinery is also small. Our machines are making one brush at a time—and is something we're looking to upgrade to increase our margins and possibly decrease the price tag. But the price also reflects the buy one, give one aspect. You're essentially paying for two brushes.

John: $9.50 also creates a distinction from the standard $5 brush . When you see the price, you take a moment to think about why it cost $10 and then discover that okay, I'm not just buying one, I'm giving one to someone in need. And I'm not just buying a piece of plastic, I'm buying something I can easily recycle or compost and I'm not buying something I'm just going to hide away. I'm buying this piece of art that you can display in your home.

It's our inherent mission to transparently bring out the true cost and true value of a product. There's a cost to making things locally. There's a cost to doing things sustainably, to doing things with a social mindset. We want people to understand that and to be excited to support something that takes those costs into account.

What if you lose your material for the bio-composite brush?

Heather: We've built a great relationship with C2Renew and trust them entirely. But, if something should happen beyond our control, we know there are a few other companies working on similar materials, and we could turn to them as a new supplier

What's the team like? What makes you guys rock?

John: Beyond Heather and I, we have a network of people we work with depending on the tasks at hand. We have a team of contractors, from factory machinists and material scientists, to product photographers and dental hygienists. These are people who have been with us from the beginning and understand our business inside and out. We are an eclectic group on a mission to do something that matters.

What is the grand vision?

John: For us, there's business success and then philosophy success. Concerning our philosophy, we want to address the issues that got originally motivated us: there are 450 million American toothbrushes going to landfills with no other option and there are 80 million Americans who don't have access to oral healthcare. It's not just their oral health that's affected. They can't eat well so they don't have good nutrition. And it affects their entire body. We want BogoBrush to be an object that raises awareness for those issues.

From a business prospective, we want it to be an example for other companies that you can incorporate social and environmental value into the cost of your product and it will be successful because of that. Not in spite of it. Our goal is to be a thriving, functional company where Heather and I can focus more on the vision of the company with a team of people working with us to execute that vision.

Heather: We set out to demonstrate that you can have a sustainable business that makes money and makes jobs for people and it does good for the environment, it does good for you.

Beyond a sustainable business, we want to become part of communities, learn what problems they face, and see how we can help be part of solutions to those problems, just as we are working to solve problems with Bogobrush. From there, possibilities for positive change are endless.

ASK A QUESTION

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ASK QUESTION

Devang Devani

Aug 17

This concept looks really good and I just wanted to congratulate you on getting your business this far. As a potential investor, I do have a few questions which I would like to pose to you:

a) I like the concept of having a subscription based oral care item, but it looks like you have not launched this service due to lack of inventory. You say for every Bogobrush you sell, you give one away. Have you thought of suspending giving away free brushes until you have sufficient inventory to sustain a subscription based business? I think getting this to a subscription based business as quick as possible is imperative and will get you a large chunk of market share.

b) Why did you decide on having
two types of brushes, a recyclable one, and a compostable one? What are the advantages/disadvantages of both and why not just focus on only one type?

c) Down the line, are you planning on expanding to selling toothpaste, mouth wash, tongue cleaners, floss, etc. with your subscription based business?

d) How are you going to differentiate yourself from another competitor called Quip, when it comes to the subscription based business model?

Thank you and looking forward to reading to your responses.



Heather McDougall CEO FO[illegible] Aug 23

Hello Devang. I am sorry for not answering sooner. This one slipped by me somehow, but thankfully, Vijay Kowda's question popped up and pointed me to you. Thank you for asking questions. Here are my responses:

a) We are very excited about launching the subscription program, too! However, our reasons for not having yet launched it have nothing to do with inventory. (I'm curious what led you to that thought - I don't want our profile to be misleading!) Our reasons for not launching the subscription are strategic and resource based. When we launched the website last fall, we needed to make choices about priorities. The subscription has always been our plan, and thanks to our Wefunder campaign, we'll now be able to bring it to life.

b) We decided to have two types of materials mostly to provide options to our customers, but there is an added benefit in operations by diversifying our material sources. For our customers, we want to accommodate the different end-of-life disposal options people choose, or have available. Some people have easy access to compost - in their yards or through city programs. For others, recycling is a more accessible. From a design perspective, while both are beautiful and minimal, the materials have aesthetic differences that might matter to folks as well.

c) As Bogobrush grows we will expand the product line and brand. We certainly have our eyes on other personal care products and accessories, but we also have ideas for other expansion lines. The future is exciting!

d) Yes, we anticipate subscription businesses to be a norm not an exception, as time continues. We are excited to get in early on this trend, and without spilling the details before we launch them, here is what I can say. We will differentiate our subscription service through customer experience and dedication to our mission at each step of interaction. We will continue to innovate with well-designed products and accessories to change the way people interact with their toothbrush/personal care, we will inspire attention to environmental and social awareness, and we will honor each customer's relationship to Bogobrush and our shared mission for a better world.

Please let us know if you have further questions. Thank you!

LIKE

Yousef Abu Ghaidah May 18

What is the difference in price between your product and a normal, off-the-counter, toothbrush?



Heather McDougall CEO FO[illegible] May 18

Hi Yousef! The prices for manual, off-the-counter toothbrushes can vary a lot based on type of brush and even which store is selling it. Generally speaking, for a non-eco, manual brush, you can find a super cheap brush for roughly $2, or you can buy an over-designed, gripped-out brush for $4-$6. These brushes are impossible to recycle because of their use of materials (rubbers, plastics, and glues) all in one little brush. For eco-friendly brushes, you can find them on the shelves for a range of $5-$10. Of course, electric toothbrushes can cost anywhere from a $10 vibrating brush to a $200+ Sonicare.

Bogobrush's $9.50 per brush price is a reflection of the actual cost to make a
beautiful product using responsible materials and responsible manufacturing right in the USA. Plus, it includes the give one brush that is donated to our partner clinics for each brush that we sell. This transparency in pricing is a major value for us, and we believe that companies need to operate from transparency in order for consumers to make informed decisions that are good for them and for the sustainability of our planet.

So far, customers accept Bogobrush pricing because it's part of their value system as well. That said, part of our vision for the funds raised on Wefunder is so we can increase the efficiency of our production, expand the product line, and diversify pricing to reach even more audiences and ultimately decrease the number of brushes in landfills and give more toothbrushes to people in need.

I hope that helps! Please let us know if you have additional questions or any thoughts to share. We're here and happy to help you in your decision to join the Bogobrush team. Cheers!

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO BOGOBRUSH

1. Was denied design patent protection in the United States. In October 2013, a design patent filed, and after several amendment, it was denied in 2015 because it the design was "too obvious." This means anyone can produce a toothbrush with our shape, but not with our name, logo, or brand. Patent protection was approved in Canada and the European Union.

2. Currently the company only produces brushes in one production facility. If anything were to happen with that facility, Bogobrush would have to move the tool and production processes which would be costly in money and time. It could create delays in product delivery expectations.

3. Single supply of materials makes the business less flexible to material shortages or changes in supply chain.

4. Personal injury claims are a possibility that the company must be insured for when selling toothbrushes. Bogobrush is not concerned with its quality and has the necessary insurance, but is still aware of this risk and the cost to a personal injury claim.

5. The terms "biodegradable" and "compostable" are somewhat debated legal terms and the standards for marketing terms are still taking shape. Bogobrush is within the current legal framework, and into any foreseeable future, but it's a slight risk that terms could change and change our approach to marketing.

6. Bogobrush does not consistently meet all expenses with revenue; owners have contributed/invested in the business to help meet certain monthly expenses.

7. Bogobrush had a failed product line in its first two years of business and has those legacy expenses to overcome with it's new and current line.

8. Bogobrush does not have significant data on its customers to date. Until it generates better data, the company may not be marketing to the right audience.

9. Give partner may decline arrangement at any time for whatever reason - potentials reputation risk for Bogobrush or lack of outlet to give give brushes.

10. Give Partners are vetted to the best of our degree however we have no say over their operations and actions. If the give partner does something illegal or in a bad light it could have a halo effect to Bogobrush simply by Bogobrush giving brushes through them

11. Bogobrush does not fully own the production tool. Bogobrush has a contract agreement for legal rights to the tool, and ownership will transfer officially once the tool depreciates from grantor's books.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Bogobrush is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?



Heather McDougall

1st

Social Entrepreneur in Detroit and Abu Dhabi

United Arab Emirates | Think Tanks

Current: Bogobrush, ShareProject, LLC

Previous: Lommen Abdo, P.A., Henson & Efron, P.A., Project Pathfinder, Inc.

Education: Mitchell Hamline School of Law

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Background

Experience

Co-founder and Chief Executive Officer

Bogobrush

August 2011 – Present (4 years 10 months)

Bogobrush, the first project to come through ShareProject, is the first toothbrush you'll actually care about. It's brilliantly designed, ecologically sound, and socially minded; when you buy one, we give one!

As CEO, I work in partnership with my brother, John McDougall, the Chief Creative Officer for Bogobrush, to direct the development of Bogobrush through vision and strategy leadership.



John McDougall

2nd

Chief Creative Officer at Bogobrush; Designer at General Motors

Detroit, Michigan | Design

Current	BogoBrush, General Motors
Previous	DEKA Research & Development, Fisker Automotive & Technology Group, LLC, Peugeot
Education	College for Creative Studies

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Chief Creative Officer
BogoBrush
November 2011 – Present (4 years 7 months) | detroit

bogobrush

We are creating the first toothbrush you'll actually care about. Bogobrush toothbrushes are beautifully modern, Sustainably designed with recyclable or compostable materials, and made in the USA. With each toothbrush sold, one is donated to a person in need.


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Video: Meet Bogobrush



Bogobrush Collection



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